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Exhibit  10.2

                        AMENDMENT TO CONSULTING AGREEMENT


     The CONSULTING AGREEMENT ("Agreement") dated as of the March 14, 2002, by and between PROFESSIONAL MANAGEMENT AND CONSULTING SERVICES GROUP, INC., of Tampa, Florida ("PMCS"), and PICK-UPS PLUS, INC., a Delaware corporation with its principal place of business in Mason, Ohio (the "Company"), is hereby amended as follows:

     This Amendment to the Agreement will supercede, replace and amend the Agreement only as specifically set forth herein. All other provisions of the Agreement shall remain in full force and effect.

     The parties hereto agree, effective immediately, upon execution, PMCS will no longer be compensated by "Warrants".

     Section 2. COMPENSATION.  Shall be amended as follows:

     2. COMPENSATION. As consideration for the services to be rendered by PMCS under this Agreement, the Company agrees to compensate PMCS as follows:

     (a) Stock. As consideration for its Consulting Services (as defined in Exhibit A to the Agreement), PMCS shall be compensated with the Three Million (3,000,000) shares of the common stock of the Company (the "Common Shares"), previously issued by the Company. Additionally, in consideration of the agreement by the parties to delete section (b) Warrants, as set forth in the original Agreement, the Company shall issue to PMCS and additional Three Million (3,000,000) shares of the common stock of the Company (the "Additional Shares").

          (b)     deleted


IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first above written.

     THE  COMPANY
Pick-Ups  Plus,  Inc.

By:   /s/ Robert White
     ____________________________________
     Robert  White,  Its  CFO


     PMCS
     /s/ Merritt W. Jesson
     ___________________________________
     Merritt  W.  Jesson,  Its  President